PRESS RELEASE

Global Payments Reports Second Quarter 2020 Results
Collaborates with Amazon Web Services to Deliver Future of Payments
Expands Partnership with CaixaBank

ATLANTA, August 3, 2020 -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2020.
"We are pleased with our performance in the second quarter, with each month exceeding our post COVID-19 expectations and results improving significantly in May and June. We are also very proud of our team members around the globe for their exceptional and continuous dedication to our customers and the communities in which they live and work despite difficult circumstances,” said Jeff Sloan, Chief Executive Officer.
"We continue to make substantial progress on our strategic goals. First, we entered into a new relationship with Amazon Web Services (AWS) to be our preferred cloud provider for our issuer business. We expect our collaboration with AWS to drive innovative payments solutions worldwide; substantially expand our target addressable opportunities; enable best-in-class experiences for our customers and their consumers; and facilitate revenue possibilities with Amazon across all segments of our business. Together with AWS, we will deliver an industry-leading, cloud-based platform to institutions worldwide, bringing transformative technologies to all types of issuers and providing consumers with frictionless digital experiences.”
Sloan added, “Second, we are delighted to expand our relationship with longstanding partner CaixaBank by agreeing to meaningfully increase our ownership in our joint venture and extending our partnership through 2040. CaixaBank is one of the largest banks in Europe and is Spain’s leading financial group. Their confidence in us further highlights the strength of our differentiated model as the partner of choice to the most sophisticated and complex institutions globally.”

Second Quarter 2020 Summary

•	GAAP revenues were $1.672 billion, compared to $935 million in the second quarter of 2019; diluted earnings per share were $0.12 compared to $0.77 in the prior year; and operating margin was 6.4%.

•	Adjusted net revenues declined 14% to $1.521 billion, compared to $1.772 billion in the second quarter of 2019 on a combined basis.

•	Adjusted earnings per share declined 13% to $1.31, compared to $1.51 in the second quarter of 2019.

•	Adjusted operating margin was 37.0%, compared to 37.4% in the second quarter of 2019 on a combined basis.

Financial Highlights
“We delivered solid financial performance for the second quarter in a challenging environment and are encouraged by the recovery across our businesses, which has continued in July,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “Our cost actions in response to the pandemic remain on track to deliver $400 million in additional annual run rate expense savings, which is incremental to the at least $350 million of annual run rate expense synergies and at least $125 million in annual run rate revenue synergies we expect to achieve through 2022 related to the TSYS merger.”
Todd concluded, “We benefited by entering the crisis in extraordinary condition, and the timing and quantum of our actions taken early on enabled us to substantially exceed our adjusted operating margin expectations for the quarter. Finally, our strong cash flows, together with our investment grade balance sheet and liquidity position, provide us with significant financial flexibility to continue to pursue strategic priorities opportunistically as markets stabilize.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable September 24, 2020 to shareholders of record as of September 10, 2020.

Conference Call
Global Payments’ management will host a live audio webcast today, August 3, 2020, at 8:00 a.m. ET to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share information determined in accordance with GAAP by providing these measures, and other measures with certain adjustments (such measures being non-GAAP financial measures) on an adjusted basis in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.
Headquartered in Georgia with nearly 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the effects of the global pandemic on our business, including estimates of the effects of the pandemic on our revenues and financial operating results, the effects of actions taken by us in response to the pandemic, anticipated benefits of the merger with TSYS, including our future financial and operating results, the combined company’s plans, objectives, expectations and intentions, our expected financial and operating results, projected future growth of business, or completion or anticipated benefits of strategic initiatives, and other statements that are not historical facts. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects and duration of global economic, political, market, health and social events or other conditions, including the effects and duration of the global pandemic; regulatory measures or voluntary actions, including social distancing, shelter-in-place orders, reinstating of opening restrictions on nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the global pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the global pandemic on our future revenues and results of operations; our ability to meet our liquidity needs in light of the effects of the global pandemic; the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the merger or integration that will harm our business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the merger, including as it relates to the businesses’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which we operate; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we file with the SEC, which are available at http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change

Revenues	$1,671,952	$935,152	78.8%	$3,575,550	$1,818,190	96.7%

Operating expenses:
Cost of service	893,740	302,276	195.7%	1,827,611	607,505	200.8%
Selling, general and administrative	670,638	411,150	63.1%	1,396,386	789,467	76.9%
	1,564,378	713,426	119.3%	3,223,997	1,396,972	130.8%

Operating income	107,574	221,726	(51.5)%	351,553	421,218	(16.5)%

Interest and other income	2,787	6,176	(54.9)%	5,293	9,112	(41.9)%
Interest and other expense	(82,855)	(65,616)	26.3%	(175,499)	(124,697)	40.7%
	(80,068)	(59,440)	34.7%	(170,206)	(115,585)	47.3%

Income before income taxes and equity in income of equity method investments	27,506	162,286	(83.1)%	181,347	305,633	(40.7)%
Income tax expense	(836)	(32,247)	(97.4)%	(16,338)	(56,388)	(71.0)%
Income before equity in income of equity method investments	26,670	130,039	(79.5)%	165,009	249,245	(33.8)%
Equity in income of equity method investments, net of tax	12,774	—	nm	25,041	—	nm
Net income	39,444	130,039	(69.7)%	190,050	249,245	(23.7)%
Net income attributable to noncontrolling interests, net of income tax	(2,113)	(9,581)	(77.9)%	(9,147)	(16,445)	(44.4)%
Net income attributable to Global Payments	$37,331	$120,458	(69.0)%	$180,903	$232,800	(22.3)%

Earnings per share attributable to Global Payments:
Basic	$0.12	$0.77	(84.4)%	$0.60	$1.48	(59.5)%
Diluted	$0.12	$0.77	(84.4)%	$0.60	$1.48	(59.5)%

Weighted-average number of shares outstanding:
Basic	299,140	156,768		299,264	157,141
Diluted	300,246	157,262		300,541	157,638

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SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue	$1,520,898	$888,418	71.2%	$3,249,749	$1,721,480	88.8%

Adjusted operating income	$562,219	$360,694	55.9%	$1,236,927	$689,326	79.4%

Adjusted net income attributable to Global Payments	$394,313	$236,830	66.5%	$868,157	$448,928	93.4%

Adjusted diluted earnings per share attributable to Global Payments	$1.31	$1.51	(13.2)%	$2.89	$2.85	1.4%

Non-GAAP Information with 2019 on Combined Basis(1):

Adjusted net revenue(1)	$1,520,898	$1,771,860	(14.2)%	$3,249,749	$3,496,973	(7.1)%

Adjusted operating income(1)	$562,219	$662,139	(15.1)%	$1,236,927	$1,283,422	(3.6)%

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(1)
The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the three and six months ended 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2020		June 30, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,001,555	$905,663	$929,914	$1,150,912	7.7%	(21.3)%
Issuer Solutions	470,025	414,207	5,238	437,684	nm	(5.4)%
Business and Consumer Solutions	216,722	216,722	—	196,143	nm	10.5%
Intersegment Elimination	(16,350)	(15,694)	—	(12,879)	nm	(21.9)%
	$1,671,952	$1,520,898	$935,152	$1,771,860	78.8%	(14.2)%

Operating income:
Merchant Solutions	$175,078	$371,476	$283,411	$521,849	(38.2)%	(28.8)%
Issuer Solutions	58,027	177,114	3,596	159,121	nm	11.3%
Business and Consumer Solutions	48,195	70,105	—	48,230	nm	45.4%
Corporate	(173,726)	(56,476)	(65,281)	(67,061)	(166.1)%	15.8%
	$107,574	$562,219	$221,726	$662,139	(51.5)%	(15.1)%

	Six Months Ended
	June 30, 2020		June 30, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$2,216,824	$2,007,007	$1,807,696	$2,233,455	22.6%	(10.1)%
Issuer Solutions	973,787	856,193	10,494	876,414	nm	(2.3)%
Business and Consumer Solutions	420,668	420,668	—	415,321	nm	1.3%
Intersegment Elimination	(35,729)	(34,119)	—	(28,217)	nm	(20.9)%
	$3,575,550	$3,249,749	$1,818,190	$3,496,973	96.7%	(7.1)%

Operating income:
Merchant Solutions	$479,231	$871,901	$521,540	$994,087	(8.1)%	(12.3)%
Issuer Solutions	117,331	351,792	7,035	313,581	nm	12.2%
Business and Consumer Solutions	79,307	122,591	—	105,989	nm	15.7%
Corporate	(324,316)	(109,357)	(107,357)	(130,235)	(202.1)%	16.0%
	$351,553	$1,236,927	$421,218	$1,283,422	(16.5)%	(3.6)%

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(1)
The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the three and six months ended 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income and segment reporting structure.

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 2 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$1,825,625	$1,678,273
Accounts receivable, net	788,697	895,232
Settlement processing assets	1,314,811	1,353,778
Prepaid expenses and other current assets	422,208	439,165
Total current assets	4,351,341	4,366,448
Goodwill	23,679,923	23,759,740
Other intangible assets, net	12,538,621	13,154,655
Property and equipment, net	1,477,635	1,382,802
Deferred income taxes	6,220	6,292
Other noncurrent assets	1,947,737	1,810,225
Total assets	$44,001,477	$44,480,162

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$439,474	$463,237
Current portion of long-term debt	833,334	35,137
Accounts payable and accrued liabilities	1,606,028	1,822,166
Settlement processing obligations	1,350,507	1,258,806
Total current liabilities	4,229,343	3,579,346
Long-term debt	8,440,267	9,090,364
Deferred income taxes	2,972,142	3,145,641
Other noncurrent liabilities	726,736	609,822
Total liabilities	16,368,488	16,425,173
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2020 and December 31, 2019; 299,244,326 issued and outstanding at June 30, 2020 and 300,225,590 issued and outstanding at December 31, 2019	—	—
Paid-in capital	25,570,582	25,833,307
Retained earnings	2,314,423	2,333,011
Accumulated other comprehensive loss	(459,146)	(310,571)
Total Global Payments shareholders’ equity	27,425,859	27,855,747
Noncontrolling interests	207,130	199,242
Total equity	27,632,989	28,054,989
Total liabilities and equity	$44,001,477	$44,480,162

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019

Cash flows from operating activities:
Net income	$190,050	$249,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	172,229	82,760
Amortization of acquired intangibles	628,264	210,993
Amortization of capitalized contract costs	38,070	31,965
Share-based compensation expense	62,805	27,914
Provision for operating losses and bad debts	66,921	18,637
Noncash lease expense	47,770	17,989
Deferred income taxes	(96,458)	(6,483)
Other, net	(14,218)	4,480
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	56,186	(49,774)
Settlement processing assets and obligations, net	136,453	(41,715)
Prepaid expenses and other assets	(97,653)	(148,435)
Accounts payable and other liabilities	(230,130)	(150,223)
Net cash provided by operating activities	960,289	247,353
Cash flows from investing activities:
Acquisitions, net of cash acquired	(74,095)	(78,245)
Capital expenditures	(208,384)	(133,312)
Other, net	12,188	13,182
Net cash used in investing activities	(270,291)	(198,375)
Cash flows from financing activities:
Net (repayments of) borrowings from settlement lines of credit	(25,546)	32,163
Proceeds from long-term debt	1,867,008	586,000
Repayments of long-term debt	(1,809,199)	(569,119)
Payments of debt issuance costs	(8,006)	—
Repurchases of common stock	(421,162)	(233,996)
Proceeds from stock issued under share-based compensation plans	42,632	12,952
Common stock repurchased - share-based compensation plans	(39,226)	(11,167)
Distributions to noncontrolling interests	—	(26,239)
Dividends paid	(116,591)	(3,137)
Net cash used in financing activities	(510,090)	(212,543)
Effect of exchange rate changes on cash	(32,556)	414
Increase (decrease) in cash and cash equivalents	147,352	(163,151)
Cash and cash equivalents, beginning of the period	1,678,273	1,210,878
Cash and cash equivalents, end of the period	$1,825,625	$1,047,727

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,671,952	$(151,054)	$—	$—	$1,520,898

Operating income	$107,574	$2,685	$451,960	$—	$562,219

Net income attributable to Global Payments	$37,331	$2,685	$452,443	$(98,146)	$394,313

Diluted earnings per share attributable to Global Payments	$0.12				$1.31

Diluted weighted average shares outstanding	300,246				300,246

	Three Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$935,152	$(46,734)	$—	$—	$888,418

Operating income	$221,726	$4,234	$134,734	$—	$360,694

Net income attributable to Global Payments	$120,458	$4,234	$135,643	$(23,505)	$236,830

Diluted earnings per share attributable to Global Payments	$0.77				$1.51

Diluted weighted average shares outstanding	157,262				157,262

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended June 30, 2020 and June 30, 2019, includes $2.7 million and $4.2 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended June 30, 2020, earnings adjustments to operating income included $328.3 million in Cost of Service (COS) and $123.6 million in Selling, General, & Administrative (SG&A) expenses. Adjustments to COS include $314.4 million of amortization of acquired intangibles, $2.9 million of acquisition and integration expenses and $11.0 million of other items. Adjustments to SG&A include $35.0 million of share-based compensation expense, $82.2 million of acquisition and integration expenses and $6.4 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

Net income attributable to Global Payments also reflects the removal of a $2.0 million loss associated with the partial sale of an ownership position in a strategic partner.

For the three months ended June 30, 2019, earnings adjustments to operating income include $105.2 million in COS and $29.5 million in SG&A expenses. Adjustments to COS include $104.1 million of amortization of acquired intangibles and $1.1 million of acquisition and integration expenses. Adjustments to SG&A include $16.5 million of share-based compensation expense and $13.0 million of acquisition and integration expenses. Net income attributable to Global Payments also reflects an adjustment to remove a $2.9 million charge to interest expense associated with the bridge facility the company entered into in connection with the proposed TSYS merger.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 7
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,575,550	$(325,801)	$—	$—	$3,249,749

Operating income	$351,553	$5,584	$879,790	$—	$1,236,927

Net income attributable to Global Payments	$180,903	$5,584	$885,384	$(203,714)	$868,157

Diluted earnings per share attributable to Global Payments	$0.60				$2.89

Diluted weighted average shares outstanding	300,541				300,541

	Six Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,818,190	$(96,710)	$—	$—	$1,721,480

Operating income	$421,218	$8,641	$259,467	$—	$689,326

Net income attributable to Global Payments	$232,800	$8,641	$258,376	$(50,889)	$448,928

Diluted earnings per share attributable to Global Payments	$1.48				$2.85

Diluted weighted average shares outstanding	157,638				157,638

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the six months ended June 30, 2020 and June 30, 2019, includes $5.6 million and $8.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the six months ended June 30, 2020, earnings adjustments to operating income included $648.6 million in COS and $231.1 million in SG&A expenses. Adjustments to COS include $629.2 million of amortization of acquired intangibles, $2.9 million of acquisition and integration expenses and $16.5 million of other items. Adjustments to SG&A include $62.8 million of share-based compensation expense, $153.8 million of acquisition and integration expenses and $14.5 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

Net income attributable to Global Payments also reflects the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

For the six months ended June 30, 2019, earnings adjustments to operating income include $214.0 million in COS and $45.5 million in SG&A expenses. Adjustments to COS include $212.1 million of amortization of acquired intangibles and $1.9 million of acquisition and integration expenses. Adjustments to SG&A include $27.9 million of share-based compensation expense and $17.6 million of acquisition and integration expenses. Net income attributable to Global Payments also reflects an adjustment to remove a $2.9 million charge to interest expense associated with the bridge facility the company entered into in connection with the proposed TSYS merger.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 8
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Three Months Ended June 30, 2020
		GAAP	Net Revenue Adjustments (2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$1,001,555	$(95,892)	$—	$905,663
Issuer Solutions		470,025	(55,818)	—	414,207
Business and Consumer Solutions		216,722	—	—	216,722
Intersegment Eliminations		(16,350)	656	—	(15,694)
		$1,671,952	$(151,054)	$—	$1,520,898

Operating income:
Merchant Solutions		$175,078	$320	$196,078	$371,476
Issuer Solutions		58,027	2,365	116,722	177,114
Business and Consumer Solutions		48,195	—	21,910	70,105
Corporate		(173,726)	—	117,250	(56,476)
		$107,574	$2,685	$451,960	$562,219

	Three months ended June 30, 2019
	GAAP	TSYS(1)	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$929,914	$361,194	$(140,196)	$—	$1,150,912
Issuer Solutions	5,238	487,517	(55,071)	—	437,684
Business and Consumer Solutions	—	196,143	—	—	196,143
Intersegment Eliminations	—	(13,552)	673	—	(12,879)
	$935,152	$1,031,302	$(194,594)	$—	$1,771,860

Operating income:
Merchant Solutions	$283,411	$86,005	$4,234	$148,199	$521,849
Issuer Solutions	3,596	155,525	—	—	159,121
Business and Consumer Solutions	—	34,996	—	13,234	48,230
Corporate	(65,281)	(57,438)	—	55,658	(67,061)
	$221,726	$219,088	$4,234	$217,091	$662,139

(1)
Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(2)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended June 30, 2020 and June 30, 2019, includes $2.7 million and $4.2 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)
For the three months ended June 30, 2020, earnings adjustments to operating income included $328.3 million in COS and $123.6 million in SG&A expenses. Adjustments to COS include $314.4 million of amortization of acquired intangibles, $2.9 million of acquisition and integration expenses and $11.0 million of other items. Adjustments to SG&A include $35.0 million of share-based compensation expense, $82.2 million of acquisition and integration expenses and $6.4 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

For the three months ended June 30, 2019, earnings adjustments to operating income include $158.9 million in COS and $58.2 million in SG&A expenses. Adjustments to COS include $157.8 million of amortization of acquired intangibles and $1.1 million of acquisition and integration expenses. Adjustments to SG&A include $40.2 million of share-based compensation expense and $18.0 million of acquisition and integration expenses.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Six Months Ended June 30, 2020
		GAAP	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$2,216,824	$(209,817)	$—	$2,007,007
Issuer Solutions		973,787	(117,594)	—	856,193
Business and Consumer Solutions		420,668	—	—	420,668
Intersegment Eliminations		(35,729)	1,610	—	(34,119)
		$3,575,550	$(325,801)	$—	$3,249,749

Operating income:
Merchant Solutions		$479,231	$517	$392,153	$871,901
Issuer Solutions		117,331	5,067	229,394	351,792
Business and Consumer Solutions		79,307	—	43,284	122,591
Corporate		(324,316)	—	214,959	(109,357)
		$351,553	$5,584	$879,790	$1,236,927

	Six Months Ended June 30, 2019
	GAAP	TSYS(1)	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$1,807,696	$701,018	$(275,259)	$—	$2,233,455
Issuer Solutions	10,494	974,771	(108,851)	—	876,414
Business and Consumer Solutions	—	415,321	—	—	415,321
Intersegment Eliminations	$—	(29,536)	1,319	—	(28,217)
	$1,818,190	$2,061,574	$(382,791)	$—	$3,496,973

Operating income:
Merchant Solutions	$521,540	$161,226	$8,641	$302,680	$994,087
Issuer Solutions	7,035	306,546	—	—	313,581
Business and Consumer Solutions	—	79,521	—	26,468	105,989
Corporate	(107,357)	(104,935)	—	82,057	(130,235)
	$421,218	$442,358	$8,641	$411,205	$1,283,422

(1)
Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(2)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the six months ended June 30, 2020 and June 30, 2019, includes $5.6 million and $8.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)
For the six months ended June 30, 2020, earnings adjustments to operating income included $648.6 million in COS and $231.1 million in SG&A expenses. Adjustments to COS include $629.2 million of amortization of acquired intangibles, $2.9 million of acquisition and integration expenses and $16.5 million of other items. Adjustments to SG&A include $62.8 million of share-based compensation expense, $153.8 million of acquisition and integration expenses and $14.5 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

For the six months ended June 30, 2019, earnings adjustments to operating income include $322.7 million in COS and $88.5 million in SG&A expenses. Adjustments to COS include $320.8 million of amortization of acquired intangibles and $1.9 million of acquisition and integration expenses. Adjustments to SG&A include $62.3 million of share-based compensation expense and $26.2 million of acquisition and integration expenses.

See "Non-GAAP Financial Measures" discussion on Schedule 2.